UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2023

ELME COMMUNITIES
(Exact name of registrant as specified in its charter)

Maryland	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, Elme Communities (“Elme” or the “Trust”) announced the appointment of Tiffany M. Butcher as Executive Vice President and Chief Operating Officer, effective as of July 10, 2023.

Ms. Butcher, age 44, has more than 12 years of corporate leadership experience and an extensive background in residential asset management, property management, budgeting and forecasting, investment management and organizational change management. She has held positions at JBG SMITH Properties (“JBG SMITH”) since 2007. She was named JBG SMITH’s Chief Residential Officer in January 2023 and previously served as Executive Vice President from 2017 to 2023. In these roles at JBG SMITH, Ms. Butcher led the development and execution of the operating strategy for over 11,000 multifamily apartments under management throughout the Washington, DC area, led organizational change initiatives centered on customer service and creating onsite efficiencies, and managed a regional and corporate team overseeing hundreds of onsite employees. Ms. Butcher holds a Master of Business Administration from Harvard Business School and a bachelor’s degree from the University of Virginia. She serves on the Board of the Boys & Girls Clubs of Greater Washington and The House DC. Ms. Butcher is not related to Elme’s lead independent trustee Ben Butcher.

In connection with Ms. Butcher’s appointment, Ms. Butcher will participate in Elme’s executive compensation programs, including the Amended and Restated Executive Officer Short-Term Incentive Plan, as amended (with annualized threshold, target and high award opportunities of 47%, 93% and 158%, respectively, of her base salary) and Amended and Restated Executive Officer Long-Term Incentive Plan, as amended (with annualized threshold, target and high award opportunities of 133%, 190% and 280%, respectively, of her base salary), effective as of the performance period beginning January 1, 2023. Additionally, Ms. Butcher’s annualized base salary will be $425,000. Ms. Butcher will also be eligible to participate in other employee benefits that are consistent with Elme’s executive compensation program, including participation in Elme’s Supplemental Executive Retirement Plan. Ms. Butcher will also be awarded, under the Trust’s 2016 Omnibus Long-term Incentive Plan, $100,000 in restricted shares, to be granted on and as of July 10, 2023. These shares will be based on the closing share price of Elme on July 10, 2023 and will vest in three equal installments on the first, second and third anniversaries of July 10, 2023 over a three-year period while she remains employed.

Additionally in connection with the commencement of her employment on July 10, 2023, Ms. Butcher is expected to enter into Elme’s form of change in control agreement and indemnification agreement. The change in control agreement provides (in the event there is a change in control and Ms. Butcher is involuntary terminated or resigns because her duties are materially diminished, in either case within 24 months of such change in control or within 90 days prior to such change in control) for, among other benefits, (a) a lump sum payment equal to two times her base salary in effect at the time termination, (b) a lump sum payment equal to two times the greater of her average bonus for the three years preceding the termination and her target short-term incentive amount for the year of her termination and (c) up to 18 months of continued health care coverage. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the Form of Change in Control Agreement filed as Exhibit 10.28 to Elme’s Annual Report on Form 10-K filed on February 17, 2023 and is incorporated herein by reference.

The indemnification agreement, subject to certain terms and conditions, generally requires Elme to indemnify Ms. Butcher against any and all judgments, penalties, fines, settlements and reasonable expenses actually incurred by or on behalf of Ms. Butcher in connection with any threatened, pending or completed legal proceeding arising by reason of her status as an officer of Elme. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10(nn) to Elme’s Current Report on Form 8-K filed on July 27, 2009 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 28, 2023, Elme issued a press release announcing Ms. Butcher’s appointment. A copy of the press release is attached as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of Form 8-K. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release issued June 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Senior Vice President, Chief Accounting Officer

June 28, 2023
(Date)